UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of the earliest event reported: March 15, 2004


                         TOUCHSTONE RESOURCES USA, INC.
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        (Exact Name of Small Business Issuer as Specified in Its Charter)

                        Commission file number: 000-50228


                DELAWARE                                33-0967974
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   (State or Other Jurisdiction of                    (IRS Employer
    Incorporation of Organization)                  Identification Number)


                           111 PRESIDENTIAL BOULEVARD
                                    SUITE 165
                              BALA CYNWYD, PA 19004
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                    (Address of Principal Executive Offices)


                                 (610) 771-0680
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              (Registrant's telephone number, including area code)


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Item 1.  Changes in Control of Registrant.

         On March 15, 2004, the following transactions (the "Transactions") were consummated:

         (i) the Company repurchased 2,971,000 shares of its common stock, $.001 per share ("Common Stock"), from Scott Yancey ("Mr. Yancey") pursuant to the terms of a Stock Redemption Agreement dated February 28, 2004, by and between Mr. Yancey and the Company;

         (ii) the Company repurchased 1,700,000 shares of Common Stock from George Sines ("Mr. Sines") pursuant to a Stock Redemption Agreement dated February 28, 2004, by and between Mr. Sines and the Company;

         (iii) Stephen P. Harrington ("Mr. Harrington") purchased 354,000 shares of Common Stock from Mr. Yancey for $10,000 pursuant to a Stock Purchase Agreement dated February 28, 2004, by and between Mr. Harrington and Mr. Yancey; and

         (iv) Mr. Harrington purchased 300,000 shares of Common Stock from Mr. Sines for $10,000 pursuant to a Stock Purchase Agreement dated February 28, 2004, by and between Mr. Harrington and Mr. Sines.

         Immediately after the consummation of the Transactions, there were 2,000,000 shares of Common Stock issued and outstanding. The 654,000 shares of Common Stock acquired by Mr. Harrington represented approximately 32.7% of the then issued and outstanding shares.

         Upon the consummation of the Transactions, Messrs. Sines and Yancey resigned as the officers and directors of the Company, and Mr. Harrington was appointed as the President, Treasurer, Secretary and sole Director of the Company.

         As a result of (i) Mr. Harrington's acquisition of approximately 32.7% of the issued and outstanding Common Stock, and (ii) the resignation of Messrs. Yancey and Sines as the officers and directors of the Company and the election of Mr. Harrington as the successor officer and director of the Company, the Company may have experienced a change in control.

         The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the terms of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.


Item 5.  Other Events and Regulation Fd Disclosure.

         Effective March 18, 2004, the Company changed its name from "The Coffee Exchange, Inc." to "Touchstone Resources USA, Inc." by means of a short form merger involving a newly created Delaware subsidiary of the Company. In connection therewith, the Company also changed its trading symbol on the OTC Bulletin Board from "CFXG" to "TSNU."

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

        10.1 Stock Redemption Agreement, dated February 28, 2004, by and between Scott Yancey and the Company.

        10.2 Stock Redemption Agreement, dated February 28, 2004, by and between George Sines and the Company.


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        10.3      Stock  Purchase  Agreement,  dated  February 28, 2004,  by and between Stephen P. Harrington and Scott Yancey.

        10.4 Stock Purchase Agreement, dated February 28, 2004, by and between Stephen P. Harrington and George Sines.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Touchstone Resources, USA Inc.

Dated: March 30, 2004                   /s/  Stephen P. Harrington
                                        --------------------------------
                                        Stephen P. Harrington
                                        President


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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

        10.1 Stock Redemption Agreement, dated February 28, 2004, by and between Scott Yancey and the Company.

        10.2 Stock Redemption Agreement, dated February 28, 2004, by and between George Sines and the Company.

        10.3 Stock Purchase Agreement, dated February 28, 2004, by and between Stephen P. Harrington and Scott Yancey.

        10.4 Stock Purchase Agreement, dated February 28, 2004, by and between Stephen P. Harrington and George Sines.